UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 24, 2016

THE LGL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-106	38-1799862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Shader Road, Orlando, FL		32804
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code: (407) 298-2000

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On February 24, 2016, The LGL Group, Inc. (the "Company") received notice from the staff of NYSE Regulation that NYSE MKT LLC ("NYSE MKT") has determined to commence proceedings to delist the Company's warrants expiring August 6, 2018 (the "Warrants") from NYSE MKT due to non-compliance with Section 1003 of the NYSE MKT Company Guide based on the abnormally low trading price of the Warrants.  Trading in the Warrants on NYSE MKT was suspended after market hours on February 24, 2016.

The Company's common stock continues to be listed on NYSE MKT, and the Company's common stock and its operations are not affected by the delisting proceedings related to the Warrants.

NYSE MKT stated that it will apply to the Securities and Exchange Commission to delist the Warrants upon completion of all applicable procedures.  The Company does not intend to appeal NYSE MKT's determination and, therefore, it is expected that the Warrants will be delisted.  Effective February 25, 2016, the Warrants are quoted on the over-the-counter market under the symbol "LGLPW."

Item 8.01.	Other Events.
On February 26, 2016, the Company issued a press release regarding the delisting of the Warrants, which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.                          Financial Statements and Exhibits.
(d)            Exhibits
Exhibit No.	Description
99.1	Press release dated February 26, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 29, 2016	THE LGL GROUP, INC.

	By:	/s/ Patti A. Smith
		Name:	Patti A. Smith
		Title:	Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description
99.1	Press Release dated February 26, 2016.